Exhibit 5.8

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Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

June 2, 2016

Lloyds Banking Group plc
The Mound
Edinburgh EH1 1YZ
United Kingdom

Lloyds Bank plc
25 Gresham Street
London EC2V 7HN
United Kingdom

Ladies and Gentlemen:

We are acting as special United States counsel to Lloyds Banking Group plc (the “Group” and the “Guarantor”), a public limited company organized under the laws of Scotland, and Lloyds Bank plc (the “Bank”), a public limited company organized under the laws of England and Wales, in connection with the registration statement on Form F-3 filed by the Group and the Bank with the United States Securities and Exchange Commission on June 2, 2016 (the “Registration Statement”) and the related Prospectus (the “Prospectus”), for the purpose of registering under the United States Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities: (i) senior debt securities to be issued by the Group (the “Group Senior Debt Securities”) pursuant to an indenture (the “Group Senior Indenture”), dated July 6, 2010, between the Group and The Bank of New York Mellon, London office, as trustee (the “Trustee”); (ii) subordinated debt securities to be issued by the Group (the “Group Subordinated Debt Securities”) pursuant to an indenture (the “Group Subordinated Indenture”), dated November 4, 2014, between the Group and the Trustee; (iii) capital securities to be issued by the Group (the “Group Capital Securities” and, together with the Group Senior Debt Securities and the Group Subordinated Debt Securities, the “Group Securities”) pursuant to an indenture (the “Group Capital Securities Indenture” and, together with the Group Senior Indenture and the Group Subordinated Indenture, the “Group Indentures”) dated March 6, 2014 between the Group and the Trustee; (iv) senior debt securities to be issued by the Bank (the “Bank Senior Debt Securities”) and guaranteed by the Guarantor (the “Bank Senior Debt Securities Guarantee”), pursuant to an indenture (the “Bank Senior Indenture”) dated January 21, 2011, among the

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Bank, the Group and the Trustee; (v) subordinated debt securities to be issued by the Bank (the “Bank Subordinated Debt Securities” and, together with the Bank Senior Debt Securities, the “Bank Debt Securities”) and guaranteed by the Guarantor (the “Bank Subordinated Debt Securities Guarantee” and, together with the Bank Senior Debt Securities Guarantee, the “Guarantees”), pursuant to an indenture (the “Bank Subordinated Indenture” and, together with the Bank Senior Indenture, the “Bank Indentures”) to be executed by the Bank, the Guarantor and the Trustee; (vi) preference shares of $0.25 each in the Group pursuant to a deposit agreement (the “ADS Deposit Agreement”) dated June 29, 2007 among the Group, The Bank of New York Mellon as depositary and the owners and beneficial owners from time to time of the American Depositary Shares issued thereunder; and (vii) ordinary shares to be issued by the Group.

We, as your special United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Group and the Bank that we reviewed were and are accurate and (vii) all representations made by the Group and the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

(1)	Assuming that any applicable Group Indenture and any supplemental indenture that has been or will be entered into in connection with the issuance of any Group Securities has been duly authorized, executed and delivered by the Group insofar as Scots law is concerned, the specific terms of a particular series of the Group Securities have been duly authorized and established in accordance with the applicable Group Indenture, and such Group Securities have been duly authorized, executed, authenticated, issued and delivered by the Group insofar as Scots law is concerned, the Group Securities, when the Group Securities are authenticated in accordance with the terms of the applicable Group Indenture and the Group Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Group entitled to the benefits of the applicable Group Indenture, enforceable against the Group in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of

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any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Group Securities to the extent determined to constitute unearned interest;

(2)	Assuming that any applicable Bank Indenture and any supplemental indenture that has been or will be entered into in connection with the issuance of any Bank Debt Securities has been duly authorized, executed and delivered by the Bank and the Group insofar as English law and Scots law, as applicable, are concerned, the specific terms of a particular series of the Bank Debt Securities have been duly authorized and established in accordance with the applicable Bank Indenture, and such Bank Debt Securities have been duly authorized, executed and delivered by the Bank insofar as English law and Scots law, as applicable, are concerned, the Bank Debt Securities, when the Bank Debt Securities are authenticated in accordance with the terms of the applicable Bank Indenture and the Bank Debt Securities are delivered and paid for in accordance with the terms of the applicable underwriting agreement, will constitute valid and binding obligations of the Bank entitled to the benefits of the applicable Bank Indenture, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Bank Debt Securities to the extent determined to constitute unearned interest; and

(3)	When the Guarantees have been duly authorized, executed and delivered by the Guarantor insofar as Scots law is concerned, and when the Bank Debt Securities to which the Guarantees relate have been duly authorized, executed, authenticated, issued and delivered insofar as English law and Scots law, as applicable, are concerned and established in accordance with the terms of the applicable Bank Indenture, and are delivered and paid for in accordance with the terms of the applicable underwriting agreement, such Guarantees will constitute valid and binding obligations of the Guarantor entitled to the benefits of the applicable Bank Indenture, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), and possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Bank Debt Securities to the extent determined to constitute unearned interest.

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In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any such Group Securities, Bank Debt Securities or Guarantees, as the case may be, (i) the Board of Directors of the Group or the Bank, as the case may be, shall have duly established the terms of such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and duly authorized the issuance and sale of such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and such authorization shall not have been modified or rescinded; (ii) each of the Group and the Bank is, and shall remain, validly existing as a company under the laws of Scotland and England and Wales, respectively; (iii) the Trustee is, and shall remain, validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Group Indentures, Bank Indentures, Group Securities, Bank Debt Securities and Guarantees, as the case may be, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Bank and/or the Group, as applicable); (vi) the Group Indentures and Bank Indentures, as the case may be, have been duly authorized, executed and delivered by the Trustee; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Group Indentures, Bank Indentures, Group Securities, Bank Debt Securities or Guarantees, as the case may be. We have also assumed that the execution, delivery and performance by the Group and the Bank, as the case may be, of any such Group Securities, Bank Debt Securities or Guarantees, as the case may be, and the execution, delivery and performance by the Trustee of the Group Indentures or Bank Indentures, as the case may be, whose terms are established subsequent to the date hereof (a) are within the corporate powers of the Group and the Bank, as the case may be, and the Trustee, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Group, the Bank, or the Trustee, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Group, the Bank or the Trustee.

We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States. Insofar as the foregoing opinion involves matters governed by the laws of Scotland, we have relied, without independent inquiry or investigation, on the opinions of CMS Cameron McKenna LLP, special legal counsel in Scotland for the Group and the Bank, each dated June 2, 2016, filed as exhibits 5.1, 5.2, 5.3 and 5.4 to the Registration Statement, and insofar as the foregoing opinion involves matters governed by the laws of England and Wales, we have relied, without independent inquiry or investigation, on the opinion of Linklaters LLP, special legal counsel in England and Wales for the Bank, dated June 2, 2016, filed as exhibit 5.6 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP